Exhibit 16.1

September 29, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC  20549

Re:          Precision Auto Care, Inc.

Dear Sir or Madam:

We have read item 4.01 of Form 8-K of Precision Auto Care, Inc. dated September 28, 2006 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP